UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009 (March 10, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On March 10, 2009, Tenneco Inc. was notified by the New York Stock Exchange that Tenneco had fallen below one of the NYSE’s continued listing standards. Tenneco received this notification pursuant to Rule 802.01B(I) of the NYSE Listed Company Manual because its average market capitalization has been less than $75 million over a 30-day trading period and its last reported stockholder’s equity was less than $75 million.
     Under NYSE rules, Tenneco has 45 days from receipt of this notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with Rule 802.01B(I) within an 18 month cure period. Tenneco intends to submit such a plan. If the NYSE accepts the plan, Tenneco’s common stock will continue to be listed on the NYSE during the cure period, subject to ongoing monitoring and Tenneco’s compliance with other NYSE continued listing requirements.
     On March 13, 2009, Tenneco issued a press release regarding the matter described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: March 13, 2009	By:	/s/ David A. Wardell
David A. Wardell
Senior Vice President, General Counsel and Secretary